Exhibit 3.7

ARTICLES OF MERGER

Pursuant to Section 347.725 of the Missouri Revised Statutes

Pursuant to the provisions of The Missouri Revised Statutes, Missouri Limited Liability Company Act, the undersigned entities certify the following:

1.	That the name, state of organization and type of each constituent entity is:

DERMAdoctor, LLC	of	Missouri	(LC001472275) limited liability company
Name of Entity		State of Organization	Missouri Charter (if any)	Type of Entity

DERMAdoctor, Inc.	of	Delaware	corporation
Name of Entity		State of Organization	Missouri Charter (if any)	Type of Entity

2.	That the Agreement and Plan of Merger has been authorized and approved by resolution of the Managers and Members of DERMAdoctor, LLC, a Missouri limited liability company, adopted by written consent in lieu of a special meeting on ____________, 2018.

3.	That the Agreement and Plan of Merger has been authorized and approved by resolution of the Board of Directors and Stockholders of DERMAdoctor, Inc., a Delaware corporation, adopted by written consent in lieu of a special meeting on _____________, 2018.

4.	The effective date of this document is upon filing with the Missouri Secretary of State.

5.	The name of the surviving entity is DERMAdoctor, Inc., a Delaware corporation.

6.	The address of the registered office of the surviving entity is 1209 Orange Street, Wilmington, Delaware and name of the registered agent of the surviving entity is The Corporation Trust Company.

7.	The organizational documents of the surviving entity shall be its organizational documents.

8.	The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving entity at 1901 McGee, Kansas City, MO 64108.

9.	A copy of the Agreement and Plan of Merger will be furnished by the surviving entity on request and without cost to any member or stockholder of any entity that is a party to the merger.

[Signature Page Follows]

In Affirmation thereof, the facts stated above are true and correct:

(The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo.)

Dated this _____ day of _____________, 2018.

DERMAdoctor, LLC
A Missouri limited liability company

By:
Name:	Jeff Kunin
Title:	Chief Operating Officer

DERMAdoctor, Inc.
A Delaware corporation

By:
Name:	Jeff Kunin
Title:	Chief Executive Officer and
Chief Operating Officer

(Signature Page – Articles of Merger)